                                                                  EXHIBIT 99.a18

                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN  CENTURY WORLD MUTUAL FUNDS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has (i)  established R
Class shares of the Capital Growth Fund,  Fundamental  Equity Fund,  Select Fund
and Vista Fund and (ii)  increased in some cases and decreased in some cases the number of shares of capital  stock of certain  series that the  Corporation  has authority to issue in accordance with Section  2-105(c) of the Maryland  General
Corporation Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to issue  Three  Billion  (3,000,000,000)  shares of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Three
Billion (3,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all  shares of stock that the  Corporation  was  authorized  to issue was Thirty
Million  Dollars  ($30,000,000).  After giving effect to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

     SIXTH: Immediately prior to the Reallocation,  the nine (9) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

SERIES                                   NO. OF SHARES      AGGREGATE PAR VALUE
------                                   -------------      -------------------
International Growth Fund                1,330,000,000            $13,300,000
International Discovery Fund               480,000,000            $ 4,800,000
Emerging Markets Fund                      160,000,000            $ 1,600,000
Global Growth Fund                         165,000,000            $ 1,650,000
Life Sciences Fund                         215,000,000            $ 2,150,000
Technology Fund                            115,000,000            $ 1,150,000
International Opportunities Fund           110,000,000            $ 1,100,000
European Growth Fund                                 0            $         0
International Stock Fund                   425,000,000            $ 4,250,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately prior to the  Reallocation,  the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                NUMBER OF SHARES      AGGREGATE
      SERIES NAME             CLASS NAME          AS ALLOCATED        PAR VALUE
      -----------             ----------        ----------------      ---------

International Growth Fund      Investor          1,000,000,000      $10,000,000
                               Institutional       150,000,000        1,500,000
                               Service                       0                0
                               Advisor             100,000,000        1,000,000
                               R                     5,000,000           50,000
                               C                    25,000,000          250,000
                               A                    25,000,000          250,000
                               B                    25,000,000          250,000
                               C II                          0                0

International                  Investor            400,000,000       $4,000,000
Discovery Fund                 Institutional        75,000,000          750,000
                               Service                       0                0
                               Advisor               5,000,000           50,000
                               C                             0                0

Emerging Markets Fund          Investor            100,000,000       $1,000,000
                               Institutional        50,000,000          500,000
                               Service                       0                0
                               Advisor               5,000,000           50,000
                               C                     5,000,000           50,000

Global Growth Fund             Investor            150,000,000       $1,500,000
                               Institutional         5,000,000           50,000
                               Advisor               5,000,000           50,000
                               C                     5,000,000           50,000

Life Sciences Fund             Investor            200,000,000       $2,000,000
                               Institutional         5,000,000           50,000
                               Advisor               5,000,000           50,000
                               C                     5,000,000           50,000

Technology Fund                Investor            100,000,000       $1,000,000
                               Institutional         5,000,000           50,000
                               Advisor               5,000,000           50,000
                               C                     5,000,000           50,000

International                  Investor            100,000,000       $1,000,000
Opportunities                  Institutional        10,000,000          100,000
Fund                           C                             0                0

                                                NUMBER OF SHARES      AGGREGATE
      SERIES NAME             CLASS NAME          AS ALLOCATED        PAR VALUE
      -----------             ----------        ----------------      ---------

European Growth Fund           Investor                      0                0
                               Institutional                 0                0
                               Advisor                       0                0
                               C                             0                0

International Stock Fund       Investor            425,000,000       $4,250,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors of the  Corporation  has  allocated  Three
Billion  (3,000,000,000)  shares of the Three Billion  (3,000,000,000) shares of authorized  capital stock of the Corporation  among the nine (9) Series of stock of the Corporation as follows:

SERIES                                  NO. OF SHARES        AGGREGATE PAR VALUE
------                                  -------------        -------------------
International Growth Fund               1,330,000,000              $13,300,000
International Discovery Fund              480,000,000              $ 4,800,000
Emerging Markets Fund                     160,000,000              $ 1,600,000
Global Growth Fund                        215,000,000              $ 2,150,000
Life Sciences Fund                        215,000,000              $ 2,150,000
Technology Fund                           115,000,000              $ 1,150,000
International Opportunities Fund          110,000,000              $ 1,100,000
European Growth Fund                                0              $         0
International Stock Fund                  375,000,000              $ 3,750,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the nine (9) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                NUMBER OF SHARES     AGGREGATE
      SERIES NAME             CLASS NAME          AS ALLOCATED       PAR VALUE
      -----------             ----------        ----------------     ---------

International                  Investor           1,000,000,000    $10,000,000
Growth Fund                    Institutional        150,000,000      1,500,000
                               Service                        0              0
                               Advisor              100,000,000      1,000,000
                               R                      5,000,000         50,000
                               C                     25,000,000        250,000
                               A                     25,000,000        250,000
                               B                     25,000,000        250,000
                               C II                           0              0

                                                NUMBER OF SHARES      AGGREGATE
      SERIES NAME             CLASS NAME          AS ALLOCATED        PAR VALUE
      -----------             ----------        ----------------      ---------

International                 Investor              400,000,000      $4,000,000
Discovery Fund                Institutional          75,000,000         750,000
                              Service                         0               0
                              Advisor                 5,000,000          50,000
                              C                               0               0

Emerging Markets Fund         Investor              100,000,000      $1,000,000
                              Institutional          50,000,000         500,000
                              Service                         0               0
                              Advisor                 5,000,000          50,000
                              C                       5,000,000          50,000

Global Growth Fund            Investor              150,000,000      $1,500,000
                              Institutional           5,000,000          50,000
                              Advisor                 5,000,000          50,000
                              C                       5,000,000          50,000
                              R                      50,000,000         500,000

Life Sciences Fund            Investor              200,000,000      $2,000,000
                              Institutional           5,000,000          50,000
                              Advisor                 5,000,000          50,000
                              C                       5,000,000          50,000

Technology Fund               Investor              100,000,000      $1,000,000
                              Institutional           5,000,000          50,000
                              Advisor                 5,000,000          50,000
                              C                       5,000,000          50,000

International                 Investor              100,000,000      $1,000,000
Opportunities Fund            Institutional          10,000,000         100,000
                              C                               0               0

European Growth Fund          Investor                        0               0
                              Institutional                   0               0
                              Advisor                         0               0
                              C                               0               0

International Stock Fund      Investor              375,000,000      $3,750,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN  CENTURY WORLD MUTUAL FUNDS,  INC. has caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its behalf by its Vice  President and attested to by its Assistant  Secretary on this 22nd day of June, 2005.

ATTEST:                                AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                      By: /s/ Charles A. Etherington
-----------------------------------        -----------------------------------
Name:   Otis H. Cowan                      Name:   Charles A. Etherington
Title:  Assistant Secretary                Title:  Vice President

     THE  UNDERSIGNED  Vice  President of AMERICAN  CENTURY  WORLD MUTUAL FUNDS,
INC.,  who  executed  on  behalf  of said  Corporation  the  foregoing  Articles
Supplementary to the Charter,  of which this certificate is made a part,  hereby acknowledges,  in the name of and on behalf of said  Corporation,  the foregoing
Articles  Supplementary  to  the  Charter  to  be  the  corporate  act  of  said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  June 22, 2005                  /s/ Charles A. Etherington
                                       -------------------------------------
                                       Charles A. Etherington, Vice President